CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 11, 2014, relating to the financial statements and financial highlights appearing in the October 31, 2014 Annual Reports to Shareholders of Vanguard Diversified Equity Fund and Vanguard International Value Fund, and of our report dated December 16, 2014, relating to the financial statements and financial highlights appearing in the October 31, 2014 Annual Report to Shareholders of Vanguard Emerging Markets Select Stock Fund (comprising Vanguard Trustees’ Equity Fund), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers–Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
February 20, 2015